[redacted]

IRREVOCABLE CORPORATE PURCHASE ORDER

ICPO Ref: ICPO.OMNI-TTO.JET-001

DATE: 16th January 2024
Validity: 7 Days

To: Omni Commodities, LLC
1309 Coffeen Avenue STE 12616
Sheridan, Wyoming 82801
Attn: Nate Steck, Managing Member

We, [redacted] hereby issue this **ICPO,** with full legal authority confirming our intention and interest to purchase the commodity listed below according to the following terms and conditions:

COMMODITY	- Jet Fuel
ORIGIN	NON-Sanctioned Origin
QUALITY	As per International Standards
PRICE (TRIAL LIFT) PRICE	- Platts NWE PJAAV00 - $ 9 / 8 USD
INCOTERMS/DESTINATION	- " Rotterdam "
QUANTITY TRIAL LIFT MONTHLY CONTRACT QUANTITY	Up to 1,000,000 BBLS Up to 4,000,000 bbls
PAYMENT TERMS (SPOT and CONTRACT)	After successful verification and Confirmation of the Full POP documents including the Current dated Q&Q Report (SGS), Buyer makes 100% payment by MT 103 / TT.
CONTRACT TERM	PROCEDURES SEE BELOW
Contract TERM	DLC / SBLC payment guarantee for full term of contract with R & E
INSPECTION	SGS OR EQUAL INSPECTION COMPANY

[redacted]

PROCEDURE TANK TO TANK or TANK TO VESSEL

1) Buyer issue ICPO containing the seller's working procedure and banking details along with buyer's nominated TSA, company registration certificate

2) Seller issues commercial invoice of the product in tanks at the port, buyer sign and return commercial invoice
along with an acceptance letter.

3). Seller issue appointment letter for seller representative to present a fresh SGS Report of less than 24 hours to Buyers and buyers logistics for proper verification at the buyers Tank Terminal. After successful physical verification of product, buyers issue TSR on seller Name to enable immediate injection upon successful SGS verification seller inspect buyers Tank for injections

4) Upon confirmation of successful physical verification of SGS Report by Buyer company and buyers Tank Farm Company, Seller issue

a) INJECTION PERMISSION AGREEMENT signed by buyers and buyers Tank Farm
b) Authorization to sell and collect
c) commitment to supply
d) Statement of availabilities of product

5) Upon confirmation of the signed INJECTION PERMISSION AGREEMENT seller Issue to buyers a) Fresh SGS report of less than 24hours on buyers company name

b) Q&Q Report. And Injection Report.
c) Authorization to verify physically the product in sellers' tank (ATV)
d) Tank Storage receipt TSR

6) Buyer conducts Dip test on the product in seller Tank and makes the payment for the total value of product via MT103-TT to enable the injection process into their Nominated tanks

7). Seller pays all intermediaries involved in the transaction and subsequently monthly shipments continue as per terms and conditions of the sales and purchase agreement contract between buyer and seller.

Buyer Signature

[redacted]

[redacted]

Name: [redacted]
Title: [redacted]